NEWS RELEASE
February 9, 2006	Cory T. Walker
Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC.
RESULTS FOR 2005 SET RECORDS
FOR REVENUES AND INCOME

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE: BRO) today announced record earnings for 2005, the 13th consecutive year for which the Company has recorded new highs in both revenues and net income.  Net income for 2005 rose to $150,551,000, or $1.08 per share, an increase of 16.8% over the $128,843,000, or $0.93 per share earned in 2004. Total revenues for the year rose to $785,807,000, up 21.5% compared with $646,934,000 achieved in 2004.

During the fourth quarter of 2005 net income increased 18.0%, to $35,717,000, or $0.25 per share, compared with 2004 fourth quarter net income of $30,256,000, or $0.22 per share. Total revenue for the fourth quarter of 2005 was $196,857,000, a 20.7% increase over the fourth quarter 2004 revenues of $163,046,000.

Commenting on the results, J. Hyatt Brown, Chairman and Chief Executive Officer, said, "We are quite pleased to again announce outstanding earnings growth of at least 15% per share, the thirteenth consecutive year we have achieved this remarkable goal. Even though this past year's hurricane season had a very dramatic impact on our people and clients, the strength of the Brown & Brown culture and our people allowed us to overcome these challenges. This single-minded effort has brought us ever closer to our active intermediate goal of achieving B-40 that is, $1 billion in revenue and a 40% operating margin (pre-tax income with interest, amortization and non-cash stock grant compensation expense added back). We feel quite positive about our ability to continue growing in the future."

Jim W. Henderson, President and Chief Operating Officer, commented, "2005 turned out to be our second best year ever in terms of the annualized revenues from acquisitions completed during the year. This success has carried into 2006 with the operations of Axiom Intermediaries, LLC officially joining us in early January. As we have said many times, we are very excited about the exceptional caliber of the organizations seeking to join Brown &  Brown. Internally, Regional Executive  Vice President  Linda Downs,  one  of  our long-term and most  effective  leaders, has been elevated to the position of Executive Vice President for Leadership Development.  Linda's promotion highlights the increased emphasis we are placing on the recruitment, training and development of future leaders. We believe that our increased focus on developing new leadership will be critical to our success going forward."

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, and managed health care programs. Providing service to business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' seventh largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to continuing our revenue, earnings and operating growth, as well as identifying and consummating attractive acquisition opportunities. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results and condition, as well as its other achievements, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of Arizona, California, Florida, Georgia, New Jersey, New York, Pennsylvania and/or Washington, where significant portions of the Company's business are concentrated; the actual costs of resolution of contingent liabilities; those factors relevant to Brown & Brown's consummation and integration of announced acquisitions, including any matters analyzed in the due diligence process, material adverse changes in the customers of the companies whose operations are acquired, and material adverse changes in the business and financial condition of either or both companies and their respective customers; and the cost and impact on the Company of previously disclosed litigation initiated against the Company and regulatory inquiries regarding industry and Company practices with respect to contingent commission compensation received from insurance carriers. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the		For the
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2005	2004	2005	2004
REVENUES
Commissions and fees	$194,046	$158,352	$775,543	$638,267
Investment income	2,303	1,108	6,578	2,715
Other income, net	508	3,586	3,686	5,952
Total revenues	196,857	163,046	785,807	646,934

EXPENSES
Employee compensation and benefits	96,450	82,220	374,943	314,221
Non-cash stock grant compensation	977	741	3,337	2,625
Other operating expenses	26,862	21,506	105,622	84,927
Amortization	8,901	6,069	33,245	22,146
Depreciation	2,629	2,249	10,061	8,910
Interest	3,578	3,457	14,469	7,156
Total expenses	139,397	116,242	541,677	439,985

Income before income taxes	57,460	46,804	244,130	206,949

Income taxes	21,743	16,548	93,579	78,106

Net income	$ 35,717	$ 30,256	$150,551	$128,843
	======	======	======	=======
Net income per share:
Basic	$0.26	$0.22	$1.09	$0.93
	====	====	====	====
Diluted	$0.25	$0.22	$1.08	$0.93
	====	====	====	====
Weighted average number of shares
outstanding:
Basic	139,126	138,304	138,563	137,818
	======	======	======	======
Diluted	140,443	139,374	139,776	138,888
	======	======	======	======
Dividends declared per share:	$0.05	$0.04	$0.17	$0.15
	====	====	====	====

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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended December 31, 2005
(in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal
	Ended	Ended	Net	Net	Acquisition	Net
	12/31/05	12/31/04	Change	Growth %	Revenues	Growth %

Florida Retail	$ 39,626	$ 37,177	$ 2,449	6.6%	$ 1,364	2.9%
National Retail	49,921	45,598	4,323	9.5%	4,624	(0.7)%
Western Retail	26,582	24,710	1,872	7.6%	1,087	3.2%
Total Retail	116,129	107,485	8,644	8.0%	7,075	1.5%

Professional Programs	10,836	11,095	(259)	(2.3)%	-	(2.3)%
Special Programs	26,147	20,449	5,698	27.9%	3,501	10.7%
Total Programs	36,983	31,544	5,439	17.2%	3,501	6.1%

Brokerage	33,456	12,139	21,317	175.6%	17,128	34.5%

TPA Services	6,911	6,348	563	8.9%	-	8.9%

Total Core Commissions
and Fees (1)	$193,479	$157,516	$35,963	22.8%	$27,704	5.2%
	=======	=======	======	=====	======	====

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended December 31, 2005 and 2004
(in thousands)
(unaudited)
	Quarter	Quarter
	Ended	Ended
	12/31/05	12/31/04
Total core commissions and fees(1)	$193,479	$157,516
Contingent commissions	567	368
Divested business	-	468

Total Commission & Fees	$194,046	$158,352
	======	======

(1)

Total core commissions and fees are our total commissions and fees less (i) contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

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Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	December 31,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$ 100,580	$ 188,106
Restricted cash and investments	229,872	147,483
Short-term investments	2,748	3,163
Premiums, commissions and fees receivable	257,930	172,395
Other current assets	28,637	28,819
Total current assets	619,767	539,966

Fixed assets, net	39,398	33,438
Goodwill	549,040	360,843
Amortizable intangible assets, net	377,907	293,009
Investments	8,421	9,328
Other assets	14,127	12,933
Total assets	$1,608,660	$1,249,517
	=========	=========
LIABILITIES
Current liabilities:
Premiums payable to insurance companies	$ 397,466	$ 242,414
Premium deposits and credits due customers	34,027	32,273
Accounts payable	21,161	16,257
Accrued expenses	74,534	58,031
Current portion of long-term debt	55,630	16,135
Total current liabilities	582,818	365,110

Long-term debt	214,179	227,063

Deferred income taxes, net	35,489	24,859

Other liabilities	11,830	8,160

SHAREHOLDERS' EQUITY
Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding, 139,383 at 2005 and 138,318 at 2004	13,938	13,832
Additional paid-in capital	193,313	180,364
Retained earnings	552,647	425,662
Accumulated other comprehensive income	4,446	4,467

Total shareholders' equity	764,344	624,325

Total liabilities and shareholders' equity	$1,608,660	$1,249,517
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